Exhibit 99.1

WCA Waste Corporation Announces New Capital Plan

HOUSTON, (June 14, 2006) - WCA Waste Corporation (NASDAQ: WCAA) announced today that the Company has signed an agreement for a $75 million convertible preferred equity investment (convertible at $9.60 per share with a 5% paid-in-kind dividend) with Ares Corporate Opportunities Fund II.

The Company is also pursuing additional transactions to refinance its existing senior secured debt. Assuming that the equity investment and other transactions close, the Company anticipates (based on pro forma financial information as of March 31, 2006):

  its debt to total capitalization ratio (net of cash) would be reduced from 66% to 40%;
  its equity would increase from $94 million to $167 million;
  at targeted debt levels, the senior secured debt will be refinanced at LIBOR plus 175 basis points, a reduction of 125 basis points;
  fixed interest rates on substantially all its debt, including LIBOR at 4.885% (plus the applicable margin) on $150 million.

Tom Fatjo, the Company's Chairman, stated, "The success of this capital plan will reduce the Company's leverage ratios and will result in an accretive transaction. We are excited to have Ares as a partner, given the industry expertise of several of its key executives, as well as the expanded financial flexibility this transaction provides."

The issuance of the preferred stock is subject to stockholder approval, refinancing of senior debt and other customary conditions.

WCA Waste Corporation is an integrated company engaged in the transportation, processing, and disposal of non-hazardous solid waste. The Company's operations consist of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-four collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ National Market System under the symbol "WCAA".

Safe Harbor for Forward-Looking Statements

This press release may contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. This is true of our description of our acquisition strategy for example. Such statements include, but are not limited to, plans, objectives, expectations and intentions and other statements that are not historical facts.

All such statements are based upon the current beliefs and expectations of WCA's management and are subject to significant risks and uncertainties. Some of those risks and uncertainties have been more fully described in "Risk Factors and Cautionary Statement about Forward-Looking Statements" in WCA's Quarterly Report on Form 10-Q with respect to the quarterly period ending on September 30, 2005. The risks and uncertainties include, without limitation: any weakness in the economy related to our markets may result in reductions in demand for the Company's services, we may not be able to integrate acquired businesses successfully, revenue and other synergies from the acquisition may not be fully realized or may take longer to realize than expected, we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory or other reasons, we may suffer unexpected liabilities associated with our acquisitions, disruptions from the acquisition may make it more difficult to maintain relationships with customers, potential increases in commodity, insurance and fuel prices could increase our operating expenses significantly and we face the risk of new and changing regulation. Please consider these factors carefully in evaluating the forward-looking statements and do not place undue reliance on such forward- looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For a description of the relationships between WCA Waste Corporation and Waste Corporation of America, LLC please refer to WCA Waste Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 and its other filings with the Securities and Exchange Commission.

CONTACT:	WCA Waste Corporation Tommy Fatjo (713) 292-2400